Exhibit 5.3

Amcor plc	D +44 1534 514251
83 Tower Road
North Warmley	E simon.dinning@ogier.com
Bristol BS30 8XP
United Kingdom
Reference: SDD/REA/178119.00002

Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350
Miramar, Florida 33027
United States

Amcor UK Finance PLC
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Pty Ltd
Level 11, 60 City Road
Southbank, Victoria 3006
Australia

Bemis Company, Inc.
2301 Industrial Drive
Neenah, Wisconsin 54956

Ogier (Jersey) LLP	Partners
44 Esplanade	Raulin Amy	James Fox	Julie Melia
St Helier	James Campbell	Josephine Howe	Oliver Passmore
Jersey JE4 9WG	Richard Daggett	Jonathan Hughes	Nathan Powell
	Simon Dinning	Nicolas Journeaux	Sophie Reguengo
T +44 1534 514000	Katrina Edge	Niamh Lalor	Daniel Richards
F +44 1534 514444	Sally Edwards	Edward Mackereth	Nicholas Williams
ogier.com	Damian Evans	Bruce MacNeil
	Simon Felton	Steven Meiklejohn

Registered as a limited liability partnership in Jersey. Registered number 99.

United States

10 June 2020

Dear Sirs

Amcor plc: Form S-3 Registration Statement

1                                        Request for opinion

1.1                              At your request, we are providing you with this legal opinion on matters of Jersey law in connection with the filing of a Form S-3 Registration Statement (defined below) by Amcor Finance (USA), Inc. (AFUI), Bemis Company, Inc. (Bemis), Amcor plc (Amcor plc or the Company), Amcor Pty Ltd (formerly known as Amcor Limited) (Amcor Pty Ltd) and Amcor UK Finance plc (Amcor UK and together with AFUI, Bemis, Amcor Pty Ltd and the Company, the Parties) with the U.S. Securities and Exchange Commission (the Commission) with respect to the registration of:

(a)                                unsecured debt securities of Amcor plc, which may be unsecured senior debt securities (the Amcor plc Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor plc Subordinated Debt Securities and, together with the Amcor plc Senior Debt Securities, the Amcor plc Debt Securities);

(b)                                unsecured debt securities of AFUI, which may be unsecured senior debt securities (the AFUI Senior Debt Securities) and/or unsecured subordinated debt securities (the AFUI Subordinated Debt Securities and, together with the AFUI Senior Debt Securities, the AFUI Debt Securities);

(c)                                 unsecured debt securities of the Amcor UK, which may be unsecured senior debt securities (the Amcor UK Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor UK Subordinated Debt Securities and, together with the Amcor UK Senior Debt Securities, the Amcor UK Debt Securities);

(d)                                unsecured debt securities of Amcor Pty Ltd, which may be unsecured senior debt securities (the Amcor Pty Ltd Senior Debt Securities) and/or unsecured subordinated debt securities (the Amcor Pty Ltd Subordinated Debt Securities and, together with the Amcor Pty Ltd Senior Debt Securities, the Amcor Pty Ltd Debt Securities);

(e)                                 unsecured debt securities of Bemis, which may be unsecured senior debt securities (the Bemis Senior Debt Securities) and/or unsecured subordinated debt securities (the Bemis Subordinated Debt Securities and, together with the Bemis Senior Debt Securities, the Bemis Debt Securities and, together with the Amcor plc Debt Securities, the AFUI Debt Securities, the Amcor UK Debt Securities and the Amcor Pty Ltd Debt Securities, the Debt Securities);

(f)                                  guarantees of the Amcor plc Senior Debt Securities by AFUI, Amcor UK, Amcor Pty Ltd and Bemis (the Amcor plc Senior Debt Securities Guarantees) and guarantees of the Amcor plc Subordinated Debt Securities by AFUI, Amcor UK, Amcor Pty Ltd and Bemis (the Amcor plc Subordinated Debt Securities Guarantees and, together with the Amcor plc Senior Debt Securities Guarantees, the Amcor plc Debt Securities Guarantees);

(g)                                 guarantees of the AFUI Senior Debt Securities by Amcor plc, Amcor UK, Amcor Pty Ltd and Bemis (the AFUI Senior Debt Securities Guarantees) and guarantees of the AFUI Subordinated Debt Securities by Amcor plc, Amcor UK, Amcor Pty Ltd and Bemis (the AFUI Subordinated Debt Securities Guarantees and, together with the AFUI Senior Debt Securities Guarantees, the AFUI Debt Securities Guarantees);

(h)                                guarantees of the Amcor UK Senior Debt Securities by Amcor plc, AFUI, Amcor Pty Ltd and Bemis (the Amcor UK Senior Debt Securities Guarantees) and guarantees of the Amcor UK Subordinated Debt Securities by Amcor plc, AFUI, Amcor Pty Ltd and Bemis (the Amcor UK Subordinated Debt Securities Guarantees and, together with the Amcor UK Senior Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees);

(i)                                    guarantees of the Amcor Pty Ltd Senior Debt Securities by Amcor plc, AFUI, Amcor UK and Bemis (the Amcor Pty Ltd Senior Debt Securities Guarantees) and guarantees of the Amcor Pty Ltd Subordinated Debt Securities by Amcor plc, AFUI, Amcor UK and Bemis (the Amcor Pty Ltd Subordinated Debt Securities Guarantees and, together with the Amcor Pty Ltd Senior Debt Securities Guarantees, the Amcor Pty Ltd Debt Securities Guarantees); and

(j)                                   guarantees of the Bemis Senior Debt Securities by Amcor plc, AFUI, Amcor UK and Amcor Pty Ltd (the Bemis Senior Debt Securities Guarantees) and guarantees of the Bemis Subordinated Debt Securities by Amcor plc, AFUI, Amcor UK and Amcor Pty Ltd (the Bemis Subordinated Debt Securities Guarantees and, together with the Bemis Senior Debt Securities Guarantees, the Bemis Debt Securities Guarantees and, together with Amcor plc Debt Securities Guarantees, the AFUI Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees and the Amcor Pty Ltd Debt Securities Guarantees, the Guarantees).

The Debt Securities and the Guarantees are collectively referred to herein as the Securities. The Company has provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the Prospectus) and the forms of Indentures (as defined below). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus.

1.2                              The Amcor plc Senior Debt Securities will be issued under the Amcor plc Senior Indenture (as defined in the Registration Statement), and the Amcor plc Subordinated Debt Securities will be issued under the Amcor plc Subordinated Indenture (as defined in the Registration Statement). The AFUI Senior Debt Securities will be issued under the AFUI Senior Indenture (as defined in the Registration Statement), and the AFUI Subordinated Debt Securities will be issued under the AFUI Subordinated Indenture (as defined in the

Registration Statement). The Amcor UK Senior Debt Securities will be issued under the Amcor UK Senior Indenture (as defined in the Registration Statement), and the Amcor UK Subordinated Debt Securities will be issued under the Amcor UK Subordinated Indenture (as defined in the Registration Statement). The Amcor Pty Ltd Senior Debt Securities will be issued under the Amcor Pty Ltd Senior Indenture (as defined in the Registration Statement), and the Amcor Pty Ltd Subordinated Debt Securities will be issued under the Amcor Pty Ltd Subordinated Indenture (as defined in the Registration Statement). The Bemis Senior Debt Securities will be issued under the Bemis Senior Indenture (as defined in the Registration Statement), and the Bemis Subordinated Debt Securities will be issued under the Bemis Subordinated Indenture (as defined in the Registration Statement). The Amcor plc Senior Indenture, the Amcor plc Subordinated Indenture, the AFUI Senior Indenture, the AFUI Subordinated Indenture, the Amcor UK Senior Indenture, the Amcor UK Subordinated Indenture, the Amcor Pty Ltd Senior Indenture, the Amcor Pty Ltd Subordinated Indenture, the Bemis Senior Indenture and the Bemis Subordinated Indenture are collectively referred to as the Indentures and each, an Indenture).

1.3                              All capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement, except to the extent that a contrary indication or definition appears in this opinion or in any Schedule.  References herein to a Schedule are references to a schedule to this opinion.

2                                        Documents examined

2.1                              For the purposes of giving this opinion, we have examined an original or a copy of the document listed in Part A of Schedule 1 signed on behalf of the Company (the Registration Statement).  In addition, we have examined copies of the corporate and other documents listed in Part B of Schedule 1 and conducted the searches referred to in Part C of Schedule 1.

2.2                              We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

3                                        Assumptions

In giving this opinion we have relied upon the assumptions set out in Schedule 2 without having carried out any independent investigation or verification in respect of such assumptions.

4                                        Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate existence, capacity and authority

(a)                                the Company has been duly incorporated and is validly existing under the laws of Jersey;

(b)                                the Company has the capacity and power to enter into the Registration Statement and to exercise its rights and perform its obligations thereunder;

(c)                                 the Company has taken all corporate or other action required to authorise its execution of the Registration Statement and the exercise by it of its rights and the performance by it of its obligations thereunder (including its guarantee of the relevant Debt Securities);

Due execution

(d)                                the Registration Statement (subject to dating) has been duly executed by the Company in the manner authorised in the Board Minutes;

No winding up, dissolution, appointment of liquidator or désastre declaration

(e)                                 a search of the Public Records today revealed no evidence of any resolutions for the winding up or dissolution of the Company and no evidence of the appointment of any liquidator in respect of the Company or any of its assets; and

(f)                                  the written confirmation provided by the Viscount’s Department today in response to the Désastre Search indicates that there has been no declaration of désastre in respect of the property of the Company.

5                                        Limitations

We offer no opinion:

(a)                                in relation to the laws of any jurisdiction other than Jersey (and we have not made any investigation into such laws) and we express no opinion as to the meaning, validity or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than Jersey;

(b)                                in relation to any representation or warranty made or given by the Company in the Registration Statement or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the Registration Statement;

(c)                                 as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transactions envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement;

(d)                                as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement will result in the breach of or infringe any other agreement, deed or document (other than the Company’s memorandum and articles of association) entered into by or binding on the Company; or

(e)                                 as to the rights, title or interest of the Company to or in, or the existence of, any property or assets which are the subject of the Registration Statement.

6                                        Governing law

6.1                              This opinion is:

(a)                                governed by, and shall be construed in accordance with, the laws of Jersey;

(b)                                limited to the matters expressly stated herein; and

(c)                                 confined to and given on the basis of the laws and practice in Jersey at the date hereof.

6.2                              Unless otherwise indicated, all references in this opinion to specific Jersey legislation shall be to such legislation as amended to, and as in force at, the date hereof.

7                                        Consent to Filing of this Opinion Letter

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Rule 415 of the U.S. Securities Act of 1933, as amended.

8                                        Who can rely on this opinion

This opinion is given for your benefit in connection with the Registration Statement and it may not be disclosed to or relied upon by any person or used for any other purpose or referred to or made public in any way without our prior written consent, save that it may be disclosed on a non-reliance basis to your professional advisers (acting only in that capacity).

Yours faithfully

/s/ Ogier

Ogier (Jersey) LLP

SCHEDULE 1

Documents examined

Part A

The Registration Statement

1                                        The Form S-3 registration statement to be filed with the Commission and entered into by the Company, AFUI, Amcor UK, Bemis and Amcor Pty Ltd in relation to the potential future offers of debt securities and/or guarantees in one or more series and in one or more offerings by the Parties, the Prospectus, the forms of each of the Indentures and the other exhibits to the Registration Statement.

Part B

Corporate and other documents

1                                        A certificate signed by the secretary of the Company dated on or about the date hereof (the Secretary’s Certificate) relating to certain questions of fact, together with true and complete copies of the documents referred to therein including a copy of an extract of board resolutions of the Company passed at a meeting of the board of directors of the Company held on 5 May 2020 (the Board Minutes).

2                                        The certificate of incorporation and any certificates of incorporation upon change of name of the Company appearing on the Public Records on the date of this opinion.

3                                        The memorandum and articles of association of the Company (including any special resolutions amending the memorandum and articles of association of the Company and any shareholders’ or joint venture or similar agreement supplementing the articles of association of the Company) appearing on the Public Records on the date of this opinion.

Part C

Searches

1                                        The public records of the Company on file and available for inspection at the Companies Registry of the Jersey Financial Services Commission on 9 June 2020 (the Public Records).

2                                        The results received on 9 June 2020 of our written enquiry in respect of the Company made to the Viscount’s Department (the Désastre Search).

SCHEDULE 2

Assumptions

1                                        All original documents examined by us are authentic and complete.

2                                        All copy documents and counterparts of documents provided to us (whether in facsimile, electronic or other form) conform to the originals of such documents and those originals are authentic and complete.

3                                        All documents provided to us with an electronic signature are authentic and complete.

4                                        The Registration Statement has been signed on behalf of the Company by the person(s) authorised by the Company in the Board Minutes and it will be dated and unconditionally delivered on behalf of the Company.

5                                        The Registration Statement will be duly executed, dated and delivered by all parties thereto (other than the Company) in the same form as the last execution version examined by us.

6                                        The Registration Statement has been duly authorised and will be executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of Jersey).

7                                        Signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

8                                        In authorising the execution and delivery of the Registration Statement and the exercise by the Company of its rights and the performance of its obligations under the Registration Statement, each of the directors of the Company is acting in good faith with a view to the best interests of the Company.

9                                        The Company was not unable to pay its debts as they fell due when it entered into the Registration Statement (and the transactions contemplated thereby) and will not become unable to pay its debts as they fall due as a result of its entry into the Registration Statement (and the transactions contemplated thereby).

10                                 All parties to the Registration Statement, other than the Company, are duly incorporated or established and validly existing under the laws of their jurisdiction of incorporation or establishment.

11                                 All parties to the Registration Statement, other than the Company, have the capacity and power to enter into the Registration Statement and to exercise their rights and perform their obligations under the Registration Statement.

12                                 All parties to the Registration Statement, other than the Company, have taken all corporate or other actions and obtained all necessary agreements or consents required to authorise the execution and delivery of the Registration Statement and to exercise their rights and perform their obligations under such document and such parties have duly authorised, executed and delivered such document in accordance with such authorisations.

13                                 There are no agreements, documents or arrangements (other than the documents expressly referred to herein as having been examined by us) which materially affect, amend, vary, modify, prevent or inhibit the Registration Statement or the transactions contemplated by it or restrict the powers and authority of the directors of the Company or the Company itself in any way.

14                                 None of the opinions expressed in this opinion will be adversely affected by the laws or public policies of any jurisdiction other than Jersey.  In particular, but without limitation, there are no provisions of the laws of any jurisdiction other than Jersey, or any judgments, orders or judicial decision in any jurisdiction other than Jersey, which would be contravened by the execution or delivery of the Registration Statement or by any party to the Registration Statement exercising its rights or performing its obligations thereunder.

15                                 All:

(a)                                notarisations, apostillisations and consularisations required pursuant to the laws of all relevant jurisdictions (other than Jersey); and

(b)                                filings, recordings, registrations and enrolments of the Registration Statement with any court, public office or elsewhere in any jurisdiction outside Jersey; and

(c)                                 payments outside Jersey of stamp duty, registration or other tax on or in relation to the Registration Statement,

required to ensure the validity, legality, enforceability or admissibility in evidence of the Registration Statement have been made or paid.

16                                 The Secretary’s Certificate and the documents referred to therein, and any factual statements made therein, are accurate and complete as at the date hereof.

17                                 The written confirmation provided by the Viscount’s Department in response to the Désastre Search is accurate and complete as at 9 June 2020 and remains so on the date hereof.

18                                 The information disclosed by our searches of the Public Records is accurate as at 9 June 2020 and remains so on the date hereof and any documents disclosed by our searches of the Public Records are true and complete, in full force and effect and have not been amended, varied, supplemented or revoked in any respect and there is no information or document which has been delivered for registration, or which is required by the law of Jersey to be delivered for registration, which was not included in the Public Records.

SCHEDULE 3

Qualifications

1                                        The Jersey courts may potentially set aside a transaction in circumstances where it is shown that a counterparty had actual or constructive notice that the directors of the Company had breached their fiduciary duties, such as their duty to act in the best interests of the Company or their duty to exercise their powers for proper purposes.

2                                        The question of whether or not any provision of the Registration Statement which may be invalid on account of illegality may be severed from the other provisions thereof would be determined by the Jersey courts in their discretion.

3                                        The search of the Public Records referred to in this opinion is not conclusively capable of revealing whether or not an order has been made or a resolution passed for the winding up or dissolution of the Company or for the appointment of a liquidator in respect of the Company, as notice of these matters might not be filed with the Jersey Financial Services Commission immediately and, when filed, might not be entered on the public record of the Company immediately.

4                                        The written confirmation provided by the Viscount’s Department in response to the Désastre Search relates only to the property of the Company being declared to be “en désastre”.  There is no formal procedure for determining whether the Company has otherwise become “bankrupt”, as defined in the Interpretation (Jersey) Law 1954.